EXHIBIT 10.67



Addendum to Promissory Note dated April 11, 2002 between UltraStrip Systems, Inc. and Kevin Grady in the amount of $517,893.00



Whereas on April 10, 2003, the outstanding principal balance on the promissory note referenced above is $517,893.00, UltraStrip Systems, Inc. ("Maker") and Kevin Grady ("Holder") hereby agree to amend the promissory note referenced above as follows:


         - The Maturity Date is changed from April 10, 2003 to due upon demand.



Date:    April 10, 2003


Lender:                                            UltraStrip Systems, Inc.


------------------------                           By:
Kevin Grady                                           ------------------------

                                                   Its:
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